Exhibit 99.1

November 2008
Company Fact Sheet
NEWPARK RESOURCES, INC.
NYSE: NR

Leadership, Focus and Growth

WWW.NEWPARK.COM

- **Recognized Name in Drilling Fluids.** Newpark Resources (NR) is one of the leading providers of proprietary drilling fluids to the oil and gas industry in addition to offering specialized well site construction services. NR derives over 80% of its revenues from its fluids business, which has experienced brisk 26% compound annual growth in revenues since 2003.
- **Actively Growing Worldwide Fluids Business.** Key markets for Newpark's fluids systems are in North America, South America and the Mediterranean. Its market share in the United States has risen to 15%, and it is gaining share in the high-growth North African and Eastern European markets. Also, opportunities are expanding in Brazil, where NR was awarded two major offshore contracts and has a newly-constructed fluids plant in operation.
- **Broadening Scope of Mats & Integrated Services.** Newpark's Mats & Integrated Services segment is a top provider of well site construction services. As one of the first service providers on site, Newpark is leveraging its customer relationships into expanded services and geographic presence. Consistent with this strategy was its purchase of SEM Construction Co. in Colorado in 2007, which added well site management and equipment rental services.
- **Competitive in Deepwater Markets.** With increased deepwater activity worldwide, Newpark has leveraged off of its expertise to gain a presence in the offshore fluids market. NR currently operates under a three-year contract in the deepwater Gulf of Mexico and recently began deepwater services in Brazil.
- **Solid Capital Structure and Liquidity.** Newpark is focused on cash preservation and financial flexibility. Its current liquidity position is strong. In addition to cash flow from operations ($37.2 million for the nine months ended September 30, 2008), Newpark had $45 million available under its existing revolver at the end of the 2008 third quarter. NR has been steadily paying down debt since the beginning of 2007 to a 30% net debt-to-capital ratio, and over the next four years, no principal payments under its debt obligations exceed $10 million per year.
- **Sale of Environmental Business on Hold.** The sale of its environmental business, which is being contested by the Federal Trade Commission, would allow Newpark to free up excess capital and be better positioned to pursue growth opportunities. A resolution is expected by early 2009.

Price (November 14, 2008) $3.95

Stock Data

Fiscal Year-End:	December
Symbol / Exchange:	NR / NYSE
52-Week Range:	$3.76-$8.92
Common Shares O/S:	88.4mm
Market Capitalization:	$349mm
Total Enterprise Value (TEV) [1]:	$512mm
Average Daily Volume (L3M):	828,608
Insider Ownership [2]:	1.3%
13F Institutional Ownership [3]:	95.5%

Financial Data

	12/31/07	9/30/08
Total Cash:	$5.7mm	$10.9mm
Total Debt:	$177.5mm	$173.3mm
Total Stockholders' Equity:	$360.7mm	$379.6mm
Net Debt / Net Book Capital:	32.3%	30.0%

	FY2007	9M2008
Revenue ($mm) [4]:	$612.8	$584.1
Operating Income ($mm) [4]:	$55.9	$51.8
EPS [4]:	$0.28	$0.32

Segment Data

Revenue Mix [4]	9M2008
North America / International	83% / 17%
Fluid Systems / Mats	88% / 12%

Stock Price (1-year price performance)



11/14/08
©BigCharts.com

1) Total Enterprise Value (TEV) defined as market capitalization plus total debt less cash.
2) Represents executive officers and directors as disclosed in the latest Proxy Statement on file with the SEC.
3) As reported by Bigdough
4) Revenue, operating income, EPS and revenue mix data is based on results from continuing operations.

©2008 Newpark Resources, Inc.
All Rights Reserved.

Company Overview Newpark Resources, Inc. (“NR” or the “Company”) is a worldwide provider of proprietary drilling fluids, temporary access roads for oilfield and other commercial markets, and well site construction, management and equipment rentals. The Company operates in the U.S. Gulf Coast, West Texas, East Texas, the U.S. Mid-continent, the U.S. Rocky Mountains, Canada, Mexico, Brazil and areas of Europe and North Africa surrounding the Mediterranean Sea. Fluids: Newpark’s Foundation and Platform for Growth Drilling fluids represent the core of Newpark’s business, accounting for over 80% of total Company revenues, and has been the fastest growing business segment at a five-year compound annual growth rate (CAGR) of 26% based on an annualized 2008 run rate. Drilling fluids serve a fundamental and critical function in oil and gas drilling as part of a rig’s “circulation system,” and different drilling conditions call for fluids of varying density, viscosity and weight. Fluids perform multiple functions, e.g., removing well cuttings, cleaning and cooling the drill bit, and well pressure control, under a host of conditions. Thus, fluids can be deceptively technological, and superior product performance can yield substantial benefits. Here, Newpark has excelled by providing versatile water-based drilling solutions, such as its DeepDrill® and FlexDrill™ systems, which not only effectively address multiple performance applications, but are also environmentally friendly. Newpark ranks fourth in both domestic and global drilling fluids market share, with a 15% domestic share and 7% global share.1 Long term, Newpark plans to leverage its strength in fluids to grow both organically and via targeted acquisitions worldwide. Expanding Scope of Mats & Integrated Services Newpark’s Mats & Integrated Services segment has grown at a more modest rate of 5% CAGR from 2003 through an annualized 2008, but recent initiatives to diversify from the Gulf Coast area to the Rocky Mountains and abroad are expected to improve operating margins. This business is largely comprised of the rental and sale of interlocking composite and wooden mat systems to facilitate work in unstable soil conditions at remote drilling worksites. Such services can also be used in other commercial applications. Because its services are fundamental to well site preparation, Newpark is often one of the first service providers on a worksite and can leverage this position to offer a broader array of services to its E&P customers. Newpark has broadened the geographic reach of Mats beyond its core Gulf Coast market into the northern Louisiana site construction business. Consistent with this strategic goal was the purchase of SEM Construction in August of 2007, which expanded the Company into well site management and equipment rentals in Western Colorado. The Company further diversified its geographic reach when it redeployed 2,000 composite mats in the 2008 third quarter from Mexico to the United Kingdom to improve asset utilization and returns. Growing Presence in International & Deepwater Markets Oil and gas drilling is expected to continue to move towards more challenging environments in less-explored areas of the globe. Newpark has targeted foreign markets as a major growth initiative, and its expanding presence in the Mediterranean and northern Africa (collectively referred to as the Mediterranean) has been pivotal in driving international growth. In North Africa, the Company was awarded a contract for offshore work in Libya for a national oil company and has been cleared to bid on projects in Egypt after completing well tests. Since 2004, Mediterranean revenues have experienced an annualized 29% 5-year CAGR and have risen to $92 million for the nine months ended September 30, 2008. Going forward, Eastern Eu rope is also expected to contribute a greater share of revenues. International expansion is also a part of Newpark’s deepwater strategy. For instance, since its entry into the Brazilian land market in late 2007, the Company has broadened into the offshore market. Progress toward this strategy is evidenced by both a deepwater drilling fluids contract with a super-major oil company as well as the recent award of a 350 million Brazilian Real offshore contract with Petrobras. To support these contracts and future business in the region, Newpark constructed a fluids facility in Rio de Janeiro that became fully operational in September 2008. While margins over recent quarters have been pressured due to ramp-up costs associated with this facility, they are expected to improve going forward as these costs moderate. It is anticipated that margins will also benefit from Newpark’s active domestic deepwater activities, in which it is operating under a three-year deepwater Gulf of Mexico contract with Eni through 2010. Paring Assets to Fuel Operations and Growth A cornerstone of the Company’s strategy is its planned exit from the Environmental Services business, which was no longer strategic to its long-term plans. Although an agreement was reached to sell the business to CCS Inc. for $85 million in cash, the transaction was formally contested by the Federal Trade Commission on the belief that the sale was anti-competitive. A resolution is not expected until early 2009. Exhibiting Strength in a Challenging Market In the 2008 third quarter, NR reported record revenues of $212 million, up 38% from a year ago. Improvements were due to higher activity levels in certain regions as well as market share gains and higher pricing. Fluids revenues rose 45% YOY due to domestic market share gains and higher activity levels combined with solid gains internationally. While Mats revenues were down 5%, there are signs of improvement in Louisiana rig activity and business in Colorado has been accretive.

Growing Share in the Drilling & Completion Fluids Market Source: Spears & Associates, Inc. Fluids Showing Strength; Mats Being Redeployed for Better Returns Source: Company Reports International Expansion: Planning and Executing Source: Company Reports

Newpark Resources, Inc. NYSE: NR COMPANY HEADQUARTERS 2700 Research Forest Drive, Suite 100 The Woodlands, Texas 77381 Phone: (281) 362-6800 • Fax: (281) 362-6801 www.newpark.com INVESTOR RELATIONS CONTACT James E. Braun Vice President and Chief Financial Officer jbraun@newpark.com This document is issued by Newpark Resources, Inc. and was prepared in conjunction with the firm of Dennard Rupp Gray & Easterly, LLC. Reader Advisory and Forward Looking Statements This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Newpark’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this Fact Sheet and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2007, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the instability and effect of the credit and capital markets on the economy in general and the oil and gas industry in particular; the investigation of certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at http://www.sec.gov, as well as through our website at http://www.newpark.com. This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire regarding the structure or the affairs of the Company. The information contained in this Fact Sheet is only current as of November 3, 2008 and the Company undertakes no obligation to update this Fact Sheet.